Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

MineralRite Corporation Announces Execution of Arizona State Land Department Mineral Lease to Support Next Phase of Development Work

Dallas, Texas — January 29, 2026 — MineralRite Corporation (OTCID: RITE) (“MineralRite” or the “Company”) today announced that its wholly owned subsidiary, Peeples, Inc., has executed a Common Variety Mineral Materials Lease with the Arizona State Land Department covering approximately 377.11 acres of State trust land in Yavapai County, Arizona.

The lease was executed on January 26, 2026, and is a successor to a prior lease covering the same property. The stated term of the lease commenced on May 2, 2023, and expires on May 1, 2043. The lease is not renewable; any continuation beyond the expiration date requires discretionary approval of the Arizona State Land Commissioner or the issuance of a new lease.

This lease allows MineralRite to advance its planned activities on the leased lands subject to applicable rent, royalty, operational, environmental, reporting, and reclamation requirements.

“We have been working with the State of Arizona for nearly a year to align the necessary land rights and operational agreements, and the execution of this lease marks an important milestone in that process. With the lease now in place, the Company can move forward with its development plans. The first step is to have the Company’s engaged Qualified Person access the property to complete Phase 1 of the scope of work contracted back in November. During that site work, he will gather the field observations and technical information necessary to define the scope, schedule, and cost estimate for Phase 2, which would consist of preparation of a full S-K 1300 technical report. We appreciate the constructive engagement of the Arizona State Land Department and look forward to advancing this project in a rigorous and timely manner.”

Additional details regarding the lease are included in a Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission.

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About MineralRite Corporation

MineralRite Corporation is a resource development company engaged in the evaluation, and potential future recovery and monetization, of mineral assets and related operations. The Company is in the early stages of development and has not yet established any mineral resources or reserves under SEC Regulation S-K Subpart 1300, nor does it currently have any revenue-generating operations.

Contact:

MineralRite Corporation Investor Relations

Email: IR@mineral-rite.com

Safe Harbor Disclosure

Forward-Looking Statements: Certain information set forth in this communication contains “forward-looking information”, including “future-oriented financial information” and “financial outlook”, under applicable securities laws (collectively referred to herein as forward-looking statements). Except for statements of historical fact, the information contained herein constitutes forward-looking statements and includes, but is not limited to, the (i) projected financial performance of the Company; (ii) the timing, terms, and completion of any financing or capital markets initiatives; (iii) the expected development of the Company’s business, projects, and joint ventures; (iv) execution of the Company’s vision and growth strategy, including with respect to future M&A activity and global growth; (v) sources and availability of third-party financing for the Company’s projects; (vi) completion of the Company’s projects that are currently underway, in development or otherwise under consideration; (vii) renewal of the Company’s current customer, supplier and other material agreements; (viii) future liquidity, working capital, and capital requirements; (ix) statements regarding the potential value or economic viability of the Skull Valley project absent completed S-K 1300-compliant technical reports; (x) statements regarding the expected benefits of commodity price trends; (xi) statements regarding investor or market interest in the Company's assets; and (xii) statements regarding the Company's ability to obtain the ASLD lease and the timing thereof. Forward-looking statements are provided to allow potential investors the opportunity to understand management’s beliefs and opinions in respect of the future so that they may use such beliefs and opinions as one factor in evaluating an investment.

These statements are not guarantees of future performance and undue reliance should not be placed on them. Such forward-looking statements necessarily involve known and unknown risks and uncertainties, which may cause actual performance and financial results in future periods to differ materially from any projections of future performance or result expressed or implied by such forward-looking statements.

Although forward-looking statements contained in this communication are based upon what management of the Company believes are reasonable assumptions, there can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially include, but are not limited to: (i) the Company's inability to obtain the ASLD lease on acceptable terms or at all; (ii) the absence of any established mineral resources or reserves under SEC Regulation S-K Subpart 1300; (iii) the speculative nature of mineral exploration and the possibility that no economically recoverable minerals exist at the Skull Valley project; (iv) volatility in commodity prices for gold, silver, and other minerals; (v) the Company's ability to obtain financing on acceptable terms; (vi) regulatory and permitting risks; (vii) technical and operational risks associated with mineral recovery; (viii) the Company's limited operating history and lack of revenue-generating operations; and (ix) the early stage of the Company's projects and operations. The Company undertakes no obligation to update forward-looking statements if circumstances or management’s estimates or opinions should change except as required by applicable securities laws. The reader is cautioned not to place undue reliance on forward-looking statements.